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                                                                    Exhibit 5(c)

                        Auction Market Preferred Stock

NUMBER                                                          SHARES

                  MUNIYIELD CALIFORNIA INSURED FUND II, INC.

       INCORPORATED UNDER THE LAWS                          SEE REVERSE FOR
         OF THE STATE OF MARYLAND                         CERTAIN DEFINITIONS

     THIS CERTIFICATE IS TRANSFERABLE
              IN NEW YORK, NY

     THIS CERTIFIES THAT


     IS THE OWNER OF

        FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION MARKET PREFERRED STOCK, SERIES B, PAR VALUE $.10 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS THEREON (WHETHER OR NOT EARNED OR DECLARED) OF

                               MUNIYIELD CALIFORNIA INSURED FUND II, INC.

transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
   This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
   In Witness Whereof, MUNIYIELD CALIFORNIA INSURED FUND II, INC. has caused its corporate seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officers.

Dated


Countersigned and Registered:
      IBJ SCHRODER BANK & TRUST COMPANY
           (New York)         Transfer Agent            -----------------------
                                                             Vice President
By
                              Authorized Signature      -----------------------
                                                               Secretary
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THE TRANSFER OF THE SHARES OF AUCTION MARKET PREFERRED STOCK REPRESENTED HEREBY
IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.


                   MUNIYIELD CALIFORNIA INSURED FUND II, INC.


     A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes and series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common           UNIF GIFT MIN ACT--      Custodian
                                                           -----          ------
TEN ENT--as tenants by the entireties                      (Cust)        (Minor)

JT TEN-- as joint tenants with right        under Uniform Gifts to
         of survivorship and not as         Minors Act
         tenants in common                             ---------
                                                        (State)


          Additional abbreviations may also be used though not in the above list.

For value received                hereby sell, assign and transfer unto
                   --------------
Please insert social securities or other identifying number of assignee

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(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

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shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated
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          NOTICE:   The Signature to this assignment must correspond with the
                    name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.